Exhibit 10.1

Confidential Binding Term Sheet – Subject to FRE 408

Williams v. Ducommun Litigation

WHEREAS, Williams International Co., LLC (“Williams”) has filed a lawsuit against Ducommun Incorporated, Ducommun Aerostructures, Inc., and Ducommun Aerostructures Mexico, LLC (collectively, “Ducommun”) in the Central District of California, Case No. 2:23-cv-9403, (the “Lawsuit”); and

WHEREAS, without admitting liability or fault, Williams and Ducommun (collectively, the “Parties”) intend to fully settle the Lawsuit and to resolve all claims between the Parties related to the June 2020 fire in Guaymas, Mexico, by entering this Binding Term Sheet.

NOW, THEREFORE, for good cause and valuable consideration, the Parties agree as follows:

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Binding Term Sheet: This agreement includes the terms set forth herein as well as the general release and indemnification terms set forth in Exhibit A (collectively, the “Binding Term Sheet”). This Binding Term Sheet contains all material terms and is binding on the Parties.

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Long Form Agreement: The terms of this Binding Term Sheet, including the terms set forth in Exhibit A and any additional standard terms and conditions, shall be memorialized in a more formal settlement agreement (the “Long Form Agreement”) within 14 days although the Parties will use their best efforts to finalize the Long Form Agreement within 10 days of the signing of the Binding Term Sheet.

•	Settlement Payment: Ducommun shall pay Williams the sum of U.S. $150 million, within 45 days of the signing of the Long Form Agreement.

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Dismissal of the Lawsuit: Within 2 business days after receipt of the above-referenced payment, Williams shall dismiss with prejudice all claims in the Lawsuit, with each of the Parties to bear its own fees and costs.

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Motion to Stay: The Parties will, within 24 hours of signing this Binding Term Sheet, inform the Court the parties have reached a settlement and file a motion to stay all deadlines in the Lawsuit for 90 days.

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Confidentiality: The terms of this Binding Term Sheet are confidential. Disclosure is permitted to comply with any legal obligation, including any shareholder disclosures recommended by Ducommun’s SEC counsel.

•	Mediation: Any disputes arising out of this Binding Term Sheet, including the negotiation of the Long Form Agreement, shall be mediated before Judge Guilford.

•	Entities Covered: This Binding Term Sheet is entered on behalf of, and is binding on, the Parties as well as the Released Parties and Releasing Parties as described in Exhibit A.

•	Governing Law: This Binding Term Sheet shall be governed by California law.

•	Dispute Resolution: Disputes arising from the Long Form Agreement will be resolved through expediated Arbitration.

Williams International Co., LLC		Ducommun Incorporated

Signature:	/s/ Gregg Williams	Signature:	/s/ Suman Mookerji

Print Name:	Gregg W. Williams	Print Name:	Suman Mookerji
Title:	President & CEO	Title:	S.V.P., C.F.O.

Date:	October 3, 2025	Date:	October 3, 2025

Ducommun Aerostructures, Inc.

		Signature:	/s/ Suman Mookerji
		Print Name:	Suman Mookerji
		Title:	Vice President

		Date:	October 3, 2025

Ducommun Aerostructures Mexico, LLC

		Signature:	/s/ Suman Mookerji
		Print Name:	Suman Mookerji
		Title:	Vice President

		Date:	October 3, 2025